EXHIBIT 5

ARNALL GOLDEN GREGORY LLP
2800 ONE ATLANTIC CENTER
1201 WEST PEACHTREE STREET
ATLANTA, GEORGIA 30309-3450
TELEPHONE (404) 873-8500 – FACSIMILE (404) 873-8501

(404) 873-8500

(404) 873-8501

September 20, 2004

CryoLife, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia 30144

         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

        This opinion is rendered in connection with the proposed issue and sale by CryoLife, Inc., a Florida corporation (the “Company”), of up to 2,600,000 shares of the Company’s Common Stock, $.01 par value (the “Shares”), pursuant to stock options issued under the CryoLife, Inc. 2004 Employee Stock Incentive Plan and the CryoLife 2004 Non-Employee Directors Stock Option Plan (collectively referred to as “Options”) upon the terms and conditions set forth in the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the prospectus utilized in connection therewith. We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

        In rendering the opinion contained herein, we have relied in part upon examination of the Company’s corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when sold in the manner contemplated by the Options, and upon receipt by the Company of payment therefor (assuming that such payment at all times exceeds the par value thereof) and issuance pursuant to a current prospectus in conformity with the Act, the Shares will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely,

/s/ ARNALL GOLDEN GREGORY, LLP ARNALL GOLDEN GREGORY, LLP